UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

Allakos Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38582	45-4798831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road, Suite 500
San Carlos, California		94070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 597-5002

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 27, 2025, Allakos Inc. (the “Company”) issued a press release announcing its estimated, unaudited cash, cash equivalents, and investments balance as of December 31, 2024. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 27, 2025, the Company announced plans to discontinue development of AK006. As part of the corporate restructuring, the Company plans to discontinue AK006-related activities across clinical, manufacturing, research and administrative functions. The Company also plans to reduce its workforce by approximately 75%.

The total costs related to discontinuing AK006-related activities and reducing the workforce are estimated to be approximately $34 million to $38 million, with a significant majority of these amounts expected to be paid in the first half of 2025. Approximately $24 million to $28 million will be incurred in connection with discontinuing AK006-related activities and the remaining approximately $10 million will be incurred in connection with the workforce reduction. These estimates are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the corporate restructuring.

A copy of the press release announcing the corporate restructuring is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 27, 2025, the Company issued a press release announcing that its Phase 1 clinical trial of AK006 in patients with chronic spontaneous urticaria (CSU) did not demonstrate therapeutic activity in patients with CSU. The Company also announced that it plans to discontinue development of AK006, reduce its workforce by approximately 75% and explore strategic alternatives. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

All of the information in this Item 7.01 and Items 2.02 and 9.01 of this Form 8-K, including the attached Exhibit 99.1, is intended to be furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are identified by such words as “expect,” “anticipate,” “estimate” and words of similar import and are based on current expectations. All statements other than historical or current facts are forward-looking statements, including, without limitation, statements about the nature, timing and scope of the corporate restructuring, including the estimated costs of such restructuring and expected timing of the payment of such costs, the Company’s plan to explore strategic alternatives, and the Company’s estimate of unaudited cash, cash equivalents and investments as of December 31, 2024. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements, including but not limited to, uncertainties related to the Company’s ability to realize the contemplated benefits of its restructuring activities and related reduction in force; the Company’s ability to accurately forecast financial results, including restructuring and other costs and expenses; availability of suitable third parties with which to conduct contemplated strategic alternative transactions; whether the Company will be able to pursue strategic alternative transactions, or whether any transaction, if pursued, will be completed on attractive terms; whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; the Company’s ability to maintain the listing of its common stock on Nasdaq; general economic and market conditions, both domestic and international; risks associated with volatility and uncertainty in the capital markets for biotechnology companies; and other risks. A further description of the risks and uncertainties relating to the Company is contained in the section entitled “Risk Factors” in documents that the Company files from time to time with the SEC. The forward-looking statements in this report speak only as of the date hereof. Except as required by law, the Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated January 27, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allakos Inc.

Date:	January 27, 2025	By:	/s/ H. Baird Radford, III
H. Baird Radford, III Chief Financial Officer